UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2008

POP STARZ RECORDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

333-142907	76-0835007
(Commission File Number)	(IRS Employer Identification No.)

150 E. Angeleno Ave. Suite 1426 Burbank, CA	91502
(Address of Principal Executive Offices)	(Zip Code)

(818)539-6509

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)	Dismissal of Previously engaged public accounting firm

On October 1, 2008 Berman & Company, P.A. (“Berman”) was dismissed as the Company’s independent auditor and independent registered public accounting firm effective immediately.

On October 1, 2008, the Company’s Board of Directors approved the engagement of Stan J.H. Lee, CPA (“Lee”), as the Company’s independent auditor and independent registered public accounting firm. Until the appointment by the Company’s Board of Directors, there was no prior relationship between the Company and Lee.

The report issued by Berman in connection with the audit of Pop Starz Records, Inc., for the year ended December 31, 2007 and from inception (July 5, 2006) through December 31, 2006 did not contain an adverse opinion or a disclaimer of opinion, nor was either such report qualified or modified as to uncertainty, audit scope, or accounting principles, except that Berman’s report included an explanatory statement wherein Berman expressed substantial doubt about the Company’s ability to continue as a going concern. There have been no disagreements with Berman on any matters of  accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the Company, would have caused the Company to make a reference to the subject matter of such disagreement in connection with its audited report or interim financial statements for the periods ended June 30, 2008

The Company provided Berman with a copy of the foregoing disclosure. A copy of Berman’s letter to the Securities and Exchange Commission, dated October 1, 2008 regarding its agreement with the foregoing statements is attached to this report as Exhibit 16.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibits

16.1	Letter from Berman & Company, P.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2008

Pop Starz Records, Inc.

By:	/s/Michelle Tucker

Michelle Tucker

President and CEO